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                                                                     EXHIBIT 5.1
                            [Form of Legal Opinion]



                                January __, 1998



Wells Investment Securities, Inc.
3885 Holcomb Bridge Road
Norcross, Georgia  30092


                    Wells Real Estate Investment Trust, Inc.
                    ----------------------------------------
          Offering and Sale of up to 16,500,000 shares of Common Stock
          ------------------------------------------------------------


Ladies and Gentlemen:

     We have acted as counsel to Wells Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), in connection with the public offering and sale (the "Offering") of up to 16,500,000 shares of the common stock, par value $0.01 per share, of the Company (the "Shares") pursuant to a Form S-11 registration statement filed with the Securities and Exchange Commission on July 25, 1997, as amended through the date hereof (the "Registration Statement").

          In giving this opinion letter, we have examined the following:

          (i) the Company's Articles of Incorporation, as duly filed with the Department of Assessments and Taxation of the State of Maryland (the "State of Maryland") on July 3, 1997;

          (ii) the Articles of Correction to the Company's Articles of Incorporation, as duly filed with the State of Maryland on July 23, 1997;

          (iii) the Company's Articles of Amendment and Restatement to its Articles of Incorporation ("Articles of Amendment"), in the form filed as an exhibit to the Registration Statement;

          (iv)  the Company's Bylaws;

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Wells Investment Securities, Inc.
January __, 1998
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          (v) the Registration Statement, including the prospectus contained therein as part of the Registration Statement; and

          (vi) originals (or copies identified to our satisfaction) of such other documents and records of the Company, together with certificates of public officials and officers of the Company, and such other documents as we have deemed necessary or appropriate for purposes of this opinion.

     With respect to all of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of originals of all documents submitted to us as certified or reproduced copies.

     Based solely on the foregoing, and without further investigation, we are of the opinion that:

     when, as and if (i) the Registration Statement has become effective pursuant to the provisions of the Securities Act, (ii) the Articles of Amendment are properly filed with and accepted by the State of Maryland, (iii) the Shares are validly and properly issued by the Company pursuant to the Offering and in the form and containing the terms described in the Registration Statement, and
(iv) all legally required consents, approvals and authorizations of governmental regulatory authorities have been obtained, including without limitation the order of effectiveness from the SEC, the Shares, when sold, will be legally issued, fully paid and non-assessable.

     Except as described herein, we have performed no due diligence and have made no efforts to verify the accuracy and genuineness of the documents and assumptions set forth above. We do not purport to express an opinion on any laws other than those of the State of Maryland. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

     We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee and it may not be distributed, relied upon for any purpose by any other person, quoted in

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Wells Investment Securities, Inc.
January __, 1998
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whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.


                              Very truly yours,


                              Hunton & Williams